UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
 EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  December 31, 2013

S.Y. BANCORP, INC.
(Exact name of registrant as specified in its charter)

Kentucky	1-13661	61-1137529
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1040 East Main Street, Louisville, Kentucky, 40206
(Address of principal executive offices)

(502) 582-2571
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

On December 31, 2013, S.Y. Bancorp, Inc. (the "Company") redeemed all of the 10% fixed-rate cumulative trust preferred securities ("Trust Preferred Securities") issued by S.Y. Bancorp Capital Trust II, a statutory trust and 100%-owned finance subsidiary of S.Y. Bancorp, pursuant to the optional redemption provisions provided in the documents governing the Trust Preferred Securities. The Trust Preferred Securities had an aggregate principal balance of $30 million and a maturity date of December 31, 2038.  The Trust Preferred Securities were redeemed at the liquidation amount of $10 per trust preferred security plus accrued and unpaid distributions to the redemption date of December 31, 2013; settlement occurred on December 31, 2013. Following the redemption, the Company's capital levels are expected to remain well in excess of the regulatory minimum for well capitalized status.  The redemption was funded with cash on hand.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	January 2, 2014	S.Y. BANCORP, INC.

		By:	/s/ Nancy B. Davis
Nancy B. Davis, Executive Vice
President, Treasurer and Chief
Financial Officer